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                                 EXHIBIT 10.10
               SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT
                             RESPECTING EMPLOYMENT

     This Second Amendment to Amended and Restated Agreement Respecting Employment ("Second Amendment") dated as of the 17th day of December 1999, is made and entered into by and between NATIONAL COMMERCE BANCORPORATION, a Tennessee Corporation ("NCBC"), and THOMAS M. GARROTT ("Employee") and amends certain provisions of the Amended and Restated Agreement Respecting Employment by and between the National Bank Of Commerce ("NBC"), NCBC and Employee dated as of September 1, 1993 (the "Employment Agreement").

     WHEREAS, by an Assignment Agreement dated the 17th day of December, 1999, NBC, with the consent of the Employee, assigned all of its rights and responsibilities under the Employment Agreement to NCBC, and NCBC assumed all of the rights and responsibilities of NBC under the Employment Agreement; and

     WHEREAS, NCBC and Employee have determined that it is in the best interest of the parties to amend the Employment Agreement to modify certain provisions.

     NOW, THEREFORE, for valuable considerations, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 4(C)(iii) is hereby amended by deleting "November 3, 1999" in the second line and inserting in lieu thereof "May 3, 2001".

     2. In consideration of Employee extending the date from November 3, 1999, to May 3, 2001 upon which Employee may elect to be employed on part-time status, employee shall be paid a lump sum payment in the amount of $2,296,998.00. It is further provided, however, that in the event of the termination of employment of Employee under Section 4(A)(i), 4(A)(ii) or 4(C)(iv) of the Employment Agreement, Employee agrees to return to NCBC a pro rata portion of the $2,296,998.00 lump sum payment. The pro rata amount of said lump sum payment to be returned shall be determined based on the days remaining from the date of termination of employment of Employee to the end of the 18 month period from November 3, 1999, to May 3, 2001.

     3. Section 4(D)(viii) of the Employment Agreement in hereby amended by adding the following to the end of such section:

          On an after the termination of this Employment Agreement and Employee's retirement as an employee of NCBC or on and after the termination of this Agreement by the election of Employee to take a lump sum payment upon a change in control as provided in this Employment Agreement in Section D, NCBC agrees to provide to Employee until such time as Employee reaches age 70 with either the same or, at NCBC's election, at a different location within the same general geographic area, alternate office space, furnishings, facilities, reserved parking, supplies, services, equipment, secretarial and administrative assistance that are in each case at least commensurate with the size and quality of that which are provided to the other principal executive officers of NCBC. NCBC and Employee may mutually agree upon an equivalent monthly cash allowance in lieu of the Employment being provided
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          all or any part of these items. NCBC shall have no obligation to provide for or furnish these items if (i) the Employee has obtained a full time position with another company or organization, and (ii) such items are being furnished or provided for in comparable fashion by such other company or organization.

     4. Except as expressly modified hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered as of the date first above written.


                           /s/ Thomas M. Garrott
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                           Thomas M. Garrott, Employee

                           NATIONAL COMMERCE BANCORPORATION

                           BY: /s/ Thomas C. Farnsworth, Jr.
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                               Thomas, C. Farnsworth, Jr. Director